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                                                                     EXHIBIT 8.1
                      [LETTERHEAD OF SULLIVAN & CROMWELL]



                                                      May 14, 1997

Bank Plus Corporation,
4565 Colorado Boulevard,
Los Angeles, California 90039

Ladies and Gentlemen:

     As counsel to Bank Plus Corporation in connection with the offer to exchange Bank Plus Senior Notes for Fidelity Federal Bank Preferred Stock, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus with respect to the exchange offer.

     We hereby consent to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus and to the filing of this opinion as an exhibit to the related Registration Statement on Form S-4 filed with the Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,

                                          Sullivan & Cromwell